Exhibit 99.1

Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release

Intel Reports Fourth-Quarter and Full-Year 2018 Financial Results
Announces Five Percent Increase to Quarterly Cash Dividend

News Summary:

•	Fourth-quarter revenue was $18.7 billion, up 9 percent year-over-year (YoY); and full-year revenue set an all-time record of $70.8 billion, up 13 percent YoY.

•	Delivered outstanding fourth-quarter earnings per share of $1.12 ($1.28 on a non-GAAP basis); achieved record full-year operating income, net income and EPS.

•	In 2018, Intel generated a record $29.4 billion cash from operations, generated $14.3 billion of free cash flow and returned nearly $16.3 billion to shareholders.

•	Expecting record 2019 revenue of approximately $71.5 billion and first-quarter revenue of approximately $16 billion.

SANTA CLARA, Calif., January 24, 2019 -- Intel Corporation today reported fourth-quarter and full-year 2018 financial results. The company also announced that its board of directors has approved a five percent increase in its cash dividend to $1.26 per-share on an annual basis.The board declared a quarterly dividend of $0.315 per-share on the company’s common stock, which will be payable on March 1 to shareholders of record on February 7.

“2018 was a truly remarkable year for Intel with record revenue in every business segment and record profits as we transform the company to pursue our biggest market opportunity ever,” said Bob Swan, Intel CFO and Interim CEO. “In the fourth quarter, we grew revenue, expanded earnings and previewed new 10nm-based products that position Intel to compete and win going forward. Looking ahead, we are forecasting another record year and raising the dividend based on our view that the explosive growth of data will drive continued demand for Intel products.”

Q4 2018 Financial Highlights

	GAAP			Non-GAAP
	Q4 2018	Q4 2017	vs. Q4 2017	Q4 2018	Q4 2017	vs. Q4 2017
Revenue ($B)	$18.7	$17.1	up 9%	$18.7^	$17.1^	up 9%
Gross Margin	60.2%	63.2%	down 3 pts	61.7%	64.9%	down 3.2 pts
R&D and MG&A ($B)	$5.0	$5.1	down 3%	$5.0^	$5.1^	down 3%
Operating Income ($B)	$6.2	$5.4	up 15%	$6.6	$6.0	up 10%
Tax Rate	7.8%	111.4%	n/m1	8.8%	21.2%	down 12.4 pts
Net Income (Loss) ($B)	$5.2	$(0.7)	n/m1	$5.9	$5.2	up 14%
		due to tax impact
Earnings Per Share	$1.12	$(0.15)	n/m1	$1.28	$1.08	up 18%
		due to tax impact
In the fourth quarter, the company generated approximately $6.9 billion in cash from operations, paid dividends of $1.4 billion and used $2.3 billion to repurchase 51 million shares of stock.

^ No adjustment on a non-GAAP basis
1 Not meaningful due to Q4'17 tax impacts
* Data-centric businesses include DCG, IOTG, NSG, PSG and All Other, excluding McAfee

Exhibit 99.1

Full-Year 2018 Financial Highlights

	GAAP			Non-GAAP
	2018	2017	vs. 2017	2018	2017	vs. 2017
Revenue ($B)	$70.8	$62.8	up 13%	$70.8^	$62.8^	up 13%
Gross Margin	61.7%	62.3%	down 0.6 pts	63.3%	63.8%	down 0.5 pts
R&D and MG&A ($B)	$20.3	$20.5	down 1%	$20.3^	$20.4	flat 0%
Operating Income ($B)	$23.3	$18.1	up 29%	$24.5	$19.7	up 25%
Tax Rate	9.7%	52.8%	n/m1	11.0%	22.5%	down 11.5 pts
Net Income ($B)	$21.1	$9.6	n/m1	$21.5	$16.8	up 28%
Earnings Per Share	$4.48	$1.99	n/m1	$4.58	$3.46	up 32%

For the full year, the company generated a record $29.4 billion cash from operations, paid dividends of $5.5 billion and used $10.7 billion to repurchase 217 million shares of stock.

Business Unit Summary

	Key Business Unit Revenue and Trends
		Q4 2018	vs. Q4 2017		2018	vs. 2017
PC-centric	CCG	$9.8 billion	up	10%	$37.0 billion	up	9%
Data-centric	DCG	$6.1 billion	up	9%	$23.0 billion	up	21%
	IOTG	$816 million	down	7%	$3.5 billion	up	9%
	NSG	$1.1 billion	up	25%	$4.3 billion	up	22%
	PSG	$612 million	up	8%	$2.1 billion	up	12%
			up	9%*		up	20%*

In the fourth quarter, Intel achieved revenue growth in nearly every business segment, and in 2018 every segment of the business set new annual all-time revenue records.
The PC-centric business (CCG) was up 10 percent in the fourth quarter due to continued strong demand for Intel's higher performance products and strength in commercial and gaming. CCG expanded its product portfolio for 2019 with the recent launch of new 9th Gen Intel® Core™ processors and unveiled "Ice Lake" the upcoming, 10nm-based PC processor, which is expected to be in OEM systems on shelves for holiday, 2019.
Collectively, Intel's data-centric businesses grew 9 percent YoY in the quarter and 20 percent YoY in 2018. In the fourth quarter, DCG achieved 24 percent cloud segment growth and 12 percent communications service provider segment growth while enterprise revenue declined 5 percent. Intel recently announced that the new "Cascade Lake" family of high performance Intel® Xeon® processors with advanced AI and memory capabilities is now shipping.
Fourth-quarter Internet of Things Group (IOTG) revenue declined 7 percent YoY. However, excluding Wind River, which Intel divested in the second quarter, fourth-quarter IOTG revenue was up 4 percent YoY despite supply tightness. Record quarterly revenue in Intel's memory business (NSG) was up 25 percent YoY. Intel's Programmable Solutions Group (PSG) also achieved record quarterly revenue, up 8 percent YoY driven by strength in the data center and communications market segments.
Mobileye fourth-quarter revenue of $183 million was up 43 percent YoY as customer momentum continued. In 2018, Mobileye achieved 28 new design wins and 78 vehicle model launches.
Additional information regarding Intel’s results can be found in the Q4'18 Earnings Presentation available at: www.intc.com/results.cfm.

^ No adjustment on a non-GAAP basis
1 Not meaningful due to Q4'17 tax impacts
* Data-centric businesses include DCG, IOTG, NSG, PSG and All Other, excluding McAfee

Intel/Page 3

Business Outlook

Intel's guidance for the first-quarter and full-year 2019 includes both GAAP and non-GAAP estimates. Reconciliations between these GAAP and non-GAAP financial measures are included below.

Q1 2019	GAAP	Non-GAAP
	Approximately	Approximately
Revenue	$16.0 billion	$16.0 billion^
Operating margin	27%	29%
Tax rate	14%	14%^
Earnings per share	$0.81	$0.87

Full-Year 2019	GAAP	Non-GAAP
	Approximately	Approximately
Revenue	$71.5 billion	$71.5 billion^
Operating margin	32%	34%
Tax rate	13.5%	13.5%^
Earnings per share	$4.35	$4.60
Full-year capital spending	$15.5 billion	$15.5 billion^
Free cash flow	N/A	$16.0 billion

Intel’s Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments and other significant transactions that may be completed after January 24, 2019. Actual results may differ materially from Intel’s Business Outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below. Our guidance above reflects the divestiture of Wind River, which was completed during the second quarter of 2018.

Earnings Webcast

Intel will hold a public webcast at 2:00 p.m. PDT today to discuss the results for its fourth quarter of 2018. The live public webcast can be accessed on Intel's Investor Relations website at www.intc.com/results.cfm. The Q4'18 Earnings Presentation, webcast replay, and audio download will also be available on the site.

Intel plans to report its earnings for the first quarter of 2018 on April 25, 2019 promptly after close of market, and related materials will be available at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2:00 p.m. PDT at www.intc.com.

^ No adjustment on a non-GAAP basis

Intel/Page 4

Forward-Looking Statements

Intel’s Business Outlook and other statements in this release that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as "anticipates," "expects," "intends," "goals," "plans," "believes," "seeks," "estimates," "continues," "may," "will," "would," "should," "could," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to total addressable market (TAM) or market opportunity, future products and the expected availability and benefits of such products, and anticipated trends in our businesses or the markets relevant to them, also identify forward-looking statements. All forward-looking statements included in this release are based on management's expectations as of the date of this release and, except as required by law, Intel disclaims any obligation to update these forward-looking statements to reflect future events or circumstances. Forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Intel presently considers the following to be among the important factors that could cause actual results to differ materially from the company's expectations.

•
Demand for Intel's products is highly variable and could differ from expectations due to factors including changes in business and economic conditions; customer confidence or income levels, and the levels of customer capital spending; the introduction, availability and market acceptance of Intel's products, products used together with Intel products, and competitors' products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; changes in customer needs and emerging technology trends; and changes in the level of inventory at customers.

•
Intel's results could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; and product manufacturing quality/yields. Variations in results may also be caused by the timing of Intel product introductions and related expenses, including marketing programs, and Intel's ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, which may result in restructuring and asset impairment charges.

•
Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including recession or slowing growth, military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns, fluctuations in currency exchange rates, sanctions and tariffs, and continuing uncertainty regarding social, political, immigration, and tax and trade policies in the U.S. and abroad, including the United Kingdom's vote to withdraw from the European Union. Results may also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations, which could be changed without prior notice.

•
Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term. In addition, in connection with our strategic transformation to a data-centric company, we have entered new areas and introduced adjacent products, where we face new sources of competition and uncertain market demand or acceptance of our products, and these new areas and products may not grow as projected.

•
The amount, timing and execution of Intel's stock repurchase program may fluctuate based on Intel's priorities for the use of cash for other purposes—such as investing in our business, including operational and capital spending, acquisitions, and returning cash to our stockholders as dividend payments—and because of changes in cash flows, tax laws, or the market price of our common stock.

•
Intel's expected tax rate is based on current tax law, including current interpretations of the Tax Cuts and Jobs Act of 2017 (”TCJA”), and current expected income and may be affected by evolving interpretations of TCJA; changes in the volume and mix of profits earned across jurisdictions with varying tax rates; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

Intel/Page 5

•
Intel's results could be affected by gains or losses from equity securities and interest and other, which could vary depending on gains or losses on the change in fair value, sale, exchange, or impairments of equity and debt investments, interest rates, cash balances, and changes in fair value of derivative instruments.

•	Product defects or errata (deviations from published specifications) may adversely impact our expenses, revenues and reputation.

•
We or third parties regularly identify security vulnerabilities with respect to our processors and other products as well as the operating systems and workloads running on them. Security vulnerabilities and any limitations of, or adverse effects resulting from, mitigation techniques can adversely affect our results of operations, financial condition, customer relationships, prospects, and reputation in a number of ways, any of which may be material, including incurring significant costs related to developing and deploying updates and mitigations, writing down inventory value, a reduction in the competitiveness of our products, defending against product claims and litigation, responding to regulatory inquiries or actions, paying damages, addressing customer satisfaction considerations, or taking other remedial steps with respect to third parties. Adverse publicity about security vulnerabilities or mitigations could damage our reputation with customers or users and reduce demand for our products and services. A detailed description of these risks is set forth in the "Risk Factors" section of our most recent reports on Forms 10-K and 10-Q.

•
Intel's results could be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, commercial, disclosure and other issues. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel's ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

•	Intel's results may be affected by the timing of closing of acquisitions, divestitures and other significant transactions.
Detailed information regarding these and other factors that could affect Intel's business and results is included in Intel's SEC filings, including the company's most recent reports on Forms 10-K and 10-Q, particularly the "Risk Factors" sections of those reports. Copies of these filings may be obtained by visiting our Investor Relations website at www.intc.com or the SEC's website at www.sec.gov.

About Intel

Intel (NASDAQ: INTC), a leader in the semiconductor industry, is shaping the data-centric future with computing and communications technology that is the foundation of the world’s innovations. The company’s engineering expertise is helping address the world’s greatest challenges as well as helping secure, power and connect billions of devices and the infrastructure of the smart, connected world - from the cloud to the network to the edge and everything in between. Find more information about Intel at newsroom.intel.com and intel.com.

*Other names and brands may be claimed as the property of others.

Intel/Page 6

INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF INCOME DATA

	Three Months Ended		Twelve Months Ended
(In Millions, Except Per Share Amounts; Unaudited)	Dec 29, 2018	Dec 30, 2017(1)	Dec 29, 2018	Dec 30, 2017(1)
NET REVENUE	$18,657	$17,053	$70,848	$62,761
Cost of sales	7,430	6,275	27,111	23,663
GROSS MARGIN	11,227	10,778	43,737	39,098
Research and development (R&D)	3,433	3,253	13,543	13,035
Marketing, general and administrative (MG&A)	1,520	1,842	6,750	7,452
R&D AND MG&A	4,953	5,095	20,293	20,487
Restructuring and other charges	—	195	(72)	384
Amortization of acquisition-related intangibles	50	53	200	177
OPERATING EXPENSES	5,003	5,343	20,421	21,048
OPERATING INCOME	6,224	5,435	23,316	18,050
Gains (losses) on equity investments, net	(490)	1,211	(125)	2,651
Interest and other, net	(99)	(611)	126	(349)
INCOME BEFORE TAXES	5,635	6,035	23,317	20,352
Provision for taxes	440	6,722	2,264	10,751
NET INCOME (LOSS)	$5,195	$(687)	$21,053	$9,601

EARNINGS PER SHARE - BASIC	$1.14	$(0.15)	$4.57	$2.04
EARNINGS PER SHARE - DILUTED	$1.12	$(0.15)	$4.48	$1.99

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
BASIC	4,549	4,683	4,611	4,701
DILUTED	4,619	4,683	4,701	4,835
1 Cost of sales, operating expenses, and interest and other, net have been retrospectively restated due to the adoption of ASU 2017-07 in the first quarter of 2018.

Intel/Page 7

INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA

(In Millions)	Dec 29, 2018	Dec 30, 2017
CURRENT ASSETS
Cash and cash equivalents	$3,019	$3,433
Short-term investments	2,788	1,814
Trading assets	5,843	8,755
Total cash investments	11,650	14,002
Accounts receivable	6,722	5,607
Inventories
Raw materials	813	738
Work in process	4,511	4,213
Finished goods	1,929	2,032
	7,253	6,983
Other current assets	3,162	2,908
TOTAL CURRENT ASSETS	28,787	29,500

Property, plant and equipment, net	48,976	41,109
Equity investments	6,042	8,579
Other long-term investments	3,388	3,712
Goodwill	24,513	24,389
Identified intangible assets, net	11,836	12,745
Other long-term assets	4,421	3,215
TOTAL ASSETS	$127,963	$123,249

CURRENT LIABILITIES
Short-term debt	$1,261	$1,776
Accounts payable	3,824	2,928
Accrued compensation and benefits	3,622	3,526
Deferred income	—	1,656
Other accrued liabilities	7,919	7,535
TOTAL CURRENT LIABILITIES	16,626	17,421

Debt	25,098	25,037
Contract liabilities	2,049	—
Income taxes payable, non-current	4,897	4,069
Deferred income taxes	1,665	3,046
Other long-term liabilities	2,646	3,791

TEMPORARY EQUITY	419	866

Stockholders' equity
Preferred stock	—	—
Common stock and capital in excess of par value	25,365	26,074
Accumulated other comprehensive income (loss)	(974)	862
Retained earnings	50,172	42,083
TOTAL STOCKHOLDERS' EQUITY	74,563	69,019
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$127,963	$123,249

Intel/Page 8

INTEL CORPORATION
SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION

	Three Months Ended
(In Millions)	Dec 29, 2018	Dec 30, 2017
SELECTED CASH FLOW INFORMATION:
Operating activities:
Net cash provided by operating activities	$6,900	$7,241
Depreciation	$2,100	$1,762
Share-based compensation	$343	$307
Amortization of intangibles	$393	$378
Investing activities:
Additions to property, plant and equipment	$(3,890)	$(4,069)
Financing activities:
Repayment of debt and debt conversion	$(1,098)	$(6,578)
Repurchase of common stock	$(2,266)	$(4)
Payment of dividends to stockholders	$(1,368)	$(1,278)

EARNINGS PER SHARE OF COMMON STOCK INFORMATION:
Weighted average shares of common stock outstanding - basic	4,549	4,683
Dilutive effect of employee equity incentive plans	43	—
Dilutive effect of convertible debt	27	—
Weighted average shares of common stock outstanding - diluted	4,619	4,683

STOCK BUYBACK:
Shares repurchased	51	—
Cumulative shares repurchased (in billions)	5.2	4.9
Remaining dollars authorized for buyback (in billions)	$17.3	$13.2

OTHER INFORMATION:
Employees (in thousands)	107.4	102.7

Intel/Page 9

INTEL CORPORATION
SUPPLEMENTAL OPERATING SEGMENT RESULTS

	Three Months Ended		Twelve Months Ended
(In Millions)	Dec 29, 2018	Dec 30, 2017(1)	Dec 29, 2018	Dec 30, 2017(1)
Net Revenue
Client Computing Group
Platform	$8,531	$8,063	$33,234	$31,226
Adjacency	1,291	891	3,770	2,777
	9,822	8,954	37,004	34,003
Data Center Group
Platform	5,594	5,095	21,155	17,439
Adjacency	475	487	1,836	1,625
	6,069	5,582	22,991	19,064
Internet of Things Group
Platform	746	719	3,065	2,645
Adjacency	70	160	390	524
	816	879	3,455	3,169
Non-Volatile Memory Solutions Group	1,107	889	4,307	3,520
Programmable Solutions Group	612	568	2,123	1,902
All Other	231	181	968	1,103
TOTAL NET REVENUE	$18,657	$17,053	$70,848	$62,761
Operating income (loss)
Client Computing Group	$3,665	$3,263	$14,222	$12,919
Data Center Group	3,055	2,992	11,476	8,395
Internet of Things Group	189	260	980	650
Non-Volatile Memory Solutions Group	(19)	31	(5)	(260)
Programmable Solutions Group	162	156	466	458
All Other	(828)	(1,267)	(3,823)	(4,112)
TOTAL OPERATING INCOME	$6,224	$5,435	$23,316	$18,050
1 Cost of sales, operating expenses, and interest and other, net have been retrospectively restated due to the adoption of ASU 2017-07 in the first quarter of 2018.
Revenue for our reportable and non-reportable operating segments is primarily related to the following product lines:

•	CCG includes platforms designed for end-user form factors, focusing on higher growth segments of 2-in-1, thin-and-light, commercial and gaming, and growing adjacencies such as WiFi and modem.

•	DCG includes workload-optimized platforms and related products designed for cloud, enterprise, and communication infrastructure market segments.

•	IOTG includes high-performance compute solutions for targeted verticals and embedded applications in market segments such as retail, manufacturing, health care, energy, automotive, and government.

•	NSG includes Intel® Optane™ technology and 3D NAND flash memory, primarily used in solid-state drives (SSDs).

•
PSG includes programmable semiconductors, primarily field-programmable gate arrays (FPGAs), and related products for a broad range of markets, such as communications, data center, industrial, and military.

We have sales and marketing, manufacturing, engineering, finance, and administration groups. Expenses for these groups are generally allocated to the operating segments and the expenses are included in the following operating results.
All other category includes revenue, expenses, and charges such as:

•	results of operations from non-reportable segments not otherwise presented, including Mobileye results;

•	historical results of operations from divested businesses, including Intel Security Group (ISecG) results;

•	results of operations of start-up businesses that support our initiatives, including our foundry business;

•	amounts included within restructuring and other charges;

•	a portion of employee benefits, compensation, and other expenses not allocated to the operating segments; and

•	acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.
A substantial majority of our revenue is generated from the sale of platform products. Platform products incorporate various components and technologies, including a microprocessor and chipset, a stand-alone SoC, or a multi-chip package based on Intel® architecture. Our remaining primary product lines are incorporated in "adjacency."

Intel/Page 10

INTEL CORPORATION
SUPPLEMENTAL PLATFORM REVENUE INFORMATION

	Q4 2018	Q4 2018	YTD 2018
	compared to Q3 2018	compared to Q4 2017	compared to YTD 2017
Client Computing Group Platform
Notebook platform volumes	(10)%	1%	4%
Notebook platform average selling prices	3%	6%	3%
Desktop platform volumes	(7)%	(8)%	(6)%
Desktop platform average selling prices	5%	13%	11%

Data Center Group Platform
Unit Volumes	(3)%	9%	13%
Average Selling Prices	2%	1%	7%

Intel/Page 11

INTEL CORPORATION
EXPLANATION OF NON-GAAP MEASURES

In addition to disclosing financial results in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.
Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects. Income tax effects have been calculated using an appropriate tax rate for each adjustment. We also provide a non-GAAP financial measure of free cash flow, as described below. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Acquisition-related adjustments:

•
Inventory valuation adjustments: Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustments to our cost of sales exclude the expected profit margin component that is recorded under business combination accounting principles associated with our acquisition of Mobileye. We believe the adjustments are useful to investors as an additional means to reflect cost of sales and gross margin trends of our business.

•
Amortization of acquisition-related intangible assets: Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology, brands, and customer relationships acquired in connection with business combinations. We record charges related to the amortization of these intangibles within both cost of sales and operating expenses in our GAAP financial statements. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

•
Other acquisition-related charges: Other acquisition-related charges exclude the impact of other charges associated with the acquisition of Mobileye. These charges primarily include bankers' fees, compensation-related costs, and valuation charges for stock-based compensation incurred related to the acquisition. We believe these adjustments are useful to investors as an additional means to reflect the spending trends of our business.

Restructuring and other charges: Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements. Other charges include asset impairments, pension charges, and costs associated with the ISecG divestiture. We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures. We believe that these costs do not reflect our current operating performance. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Ongoing mark-to-market on marketable equity securities: We exclude gains and losses resulting from ongoing mark-to-market adjustments of our marketable equity securities, after the initial mark-to-market adjustment is recorded upon a security becoming marketable, when calculating certain non-GAAP measures, as we do not believe this volatility correlates to our core operational performance. Consequently, our non-GAAP earnings per share figures exclude these impacts to facilitate an evaluation of our current performance and comparisons to our past operating performance.
Gains or losses from divestitures: We divested ISecG in Q2 2017 and Wind River in Q2 2018. We exclude gains or losses and related tax impacts resulting from divestitures when calculating certain non-GAAP measures. We believe making these adjustments facilitates a better evaluation of our current operating performance and comparisons to our past operating performance.
Tax Reform adjustment: We recognized a higher income tax expense in Q4 2017 as a result of Tax Reform and have made adjustments to the original estimate in 2018. We exclude the Q4 2017 provisional tax estimate and 2018 provisional tax adjustments relating to the transition tax on our previously untaxed foreign earnings and the remeasurement of our deferred income taxes to the new U.S. statutory tax rate for purposes of calculating certain non-GAAP measures. We believe making this adjustment facilitates a better evaluation of our current operating performance and comparisons to past operating results.
Free cash flow: We reference a non-GAAP financial measure of free cash flow, which is used by management when assessing our sources of liquidity, capital resources, and quality of earnings. We believe this non-GAAP financial measure is helpful to investors in understanding our capital requirements and provides an additional means to reflect the cash flow trends of our business.

Intel/Page 12

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP OUTLOOK TO NON-GAAP OUTLOOK
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measures disclosed by the company have limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP, and the financial outlook prepared in accordance with GAAP and the reconciliations from this Business Outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Q1 2019 Outlook	Full-Year 2019

	Approximately	Approximately
GAAP OPERATING MARGIN	27%	32%
Amortization of acquisition-related intangible assets	2%	2%
NON-GAAP OPERATING MARGIN	29%	34%

EARNINGS PER SHARE - DILUTED	$0.81	$4.35
Amortization of acquisition-related intangible assets	0.07	0.29
Income tax effect	(0.01)	(0.04)
NON-GAAP EARNINGS PER SHARE - DILUTED	$0.87	$4.60

(In Billions)	Full-Year 2019

GAAP CASH FROM OPERATIONS	$31.5
Additions to property, plant and equipment	(15.5)
FREE CASH FLOW	$16.0

Intel/Page 13

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended		Twelve Months Ended
(In Millions, Except Per Share Amounts)	Dec 29, 2018	Dec 30, 2017(1)	Dec 29, 2018	Dec 30, 2017(1)

GAAP GROSS MARGIN	$11,227	$10,778	$43,737	$39,098
Inventory valuation adjustments	—	28	—	55
Amortization of acquisition-related intangible assets	279	262	1,105	912
NON-GAAP GROSS MARGIN	$11,506	$11,068	$44,842	$40,065

GAAP GROSS MARGIN PERCENTAGE	60.2%	63.2%	61.7%	62.3%
Inventory valuation adjustments	—%	0.2%	—%	0.1%
Amortization of acquisition-related intangible assets	1.5%	1.5%	1.6%	1.4%
NON-GAAP GROSS MARGIN PERCENTAGE	61.7%	64.9%	63.3%	63.8%

GAAP R&D PLUS MG&A SPENDING	$4,953	$5,095	$20,293	$20,487
Other acquisition-related charges	—	—	—	(113)
NON-GAAP TOTAL DIRECT EXPENSES	$4,953	$5,095	$20,293	$20,374

GAAP OPERATING INCOME	$6,224	$5,435	$23,316	$18,050
Inventory valuation adjustments	—	28	—	55
Amortization of acquisition-related intangible assets	329	315	1,305	1,089
Other acquisition-related charges	—	—	—	113
Restructuring and other charges	—	195	(72)	384
NON-GAAP OPERATING INCOME	$6,553	$5,973	$24,549	$19,691

GAAP TAX RATE	7.8%	111.4%	9.7%	52.8%
Divestiture of Intel Security	—%	—%	—%	(3.6)%
Tax Reform	—%	(90.2)%	—%	(26.7)%
Other	1.0%	—%	1.3%	—%
NON-GAAP TAX RATE	8.8%	21.2%	11.0%	22.5%

GAAP NET INCOME	$5,195	$(687)	$21,053	$9,601
Inventory valuation adjustments	—	28	—	55
Amortization of acquisition-related intangible assets	329	315	1,305	1,089
Other acquisition-related charges	—	—	—	113
Restructuring and other charges	—	195	(72)	384
Ongoing mark-to-market on marketable equity securities	508	—	129	—
(Gains) losses from divestitures	—	—	(494)	(387)
Tax Reform	—	5,444	(294)	5,444
Income tax effect	(130)	(114)	(102)	454
NON-GAAP NET INCOME	$5,902	$5,181	$21,525	$16,753

EARNINGS PER SHARE - DILUTED	$1.12	$(0.15)	$4.48	$1.99
Inventory valuation adjustments	—	0.01	—	0.01
Amortization of acquisition-related intangible assets	0.07	0.06	0.28	0.22
Other acquisition-related charges	—	—	—	0.02
Restructuring and other charges	—	0.04	(0.02)	0.08
(Gains) losses from divestitures	—	—	(0.11)	(0.08)
Ongoing mark-to-market on marketable equity securities	0.11	—	0.03	—
Tax Reform	—	1.14	(0.06)	1.13
Income tax effect	(0.02)	(0.02)	(0.02)	0.09
NON-GAAP EARNINGS PER SHARE - DILUTED	$1.28	$1.08	$4.58	$3.46
1 Cost of sales, operating expenses, and interest and other, net have been retrospectively restated due to the adoption of ASU 2017-07 in the first quarter of 2018.

Intel/Page 14

Twelve Months Ended
(In Millions)	Dec 29, 2018

GAAP CASH FROM OPERATIONS	$29,432
Additions to property, plant and equipment	(15,181)
FREE CASH FLOW	$14,251

GAAP CASH USED FOR INVESTING ACTIVITIES	$(11,239)
GAAP CASH USED FOR FINANCING ACTIVITIES	$(18,607)